Exhibit 24.2
                               ------- ----

                   FOOTE, PASSEY, GRIFFIN and COMPANY
                      Certified Public Accountants
                      310 South Main St., Suite 140
                       Salt Lake City, Utah 84101
                          Phone: (801) 364-9300
                           Fax (801) 364-9301


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Gold Standard, Inc. on Form S-3, dated May 10, 1996 of our Report dated January 18, 1996, on our examinations of the consolidated financial statements and the financial statement schedules of Gold Standard, Inc. as of October 31, 1995 and for the year then ended, which report is included in the registrant's Annual Report on Form 10-K.

                                  /s/  Foote, Passey, Griffin and Company

Salt Lake City, Utah
May 10, 1996